NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Actual Amount of Purchase Price: $5,500,000.00	Issue Date: October 28, 2026

UNSECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, STEWARDS, INC., a Nevada corporation (hereinafter called the “Borrower” or the “Company”) (Trading Symbol: SWRD), hereby promises to pay to the order of CROM STRUCTURED OPPORTUNITIES FUND I, LP, a Delaware limited partnership, or registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of $6,050,000.00 (the “Principal Amount”) (subject to adjustment herein), of which $5,500,000.00 is the actual amount of the purchase price hereof plus an original issue discount in the amount of $550,000.00 (the “OID”), and to pay a one-time interest charge on the Principal Amount hereof at the rate of ten percent (10%) (the “Interest Rate”) (which is equal to $605,000.00 and shall be guaranteed and earned in full as of the date hereof (the “Issue Date”)), when such amounts become due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date shall be twelve (12) months from the Issue Date (the “Maturity Date”), and is the date upon which the Principal Amount (which includes the OID) and any accrued and unpaid interest and other fees, shall be due and payable. As used in this Note, “Outstanding Balance” means, as of any date of determination, the then outstanding Principal Amount plus all accrued and unpaid interest hereunder (including the guaranteed interest described above and any Default Interest).

This Note may not be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). Interest and Default Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

All payments due hereunder (to the extent not converted into shares of common stock, $0.0001 par value per share, of the Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated as of the Issue Date, pursuant to which this Note was originally issued (the “Purchase Agreement”). As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. As used herein, the term “Trading Day” means any day that shares of Common Stock are listed for trading or quotation on the Principal Market (as defined in the Purchase Agreement), provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

Article I
ARTICLE I. CONVERSION RIGHTS

1.1              Conversion Right. Subject to the immediately following paragraph and to Section 1.11, the Holder shall have the right, on any calendar day, at any time on or following January 31, 2027 (the “Conversion Commencement Date”), to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”), by submitting to the Borrower or Borrower’s transfer agent a Notice of Conversion (as defined in this Note) by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date (as defined in this Note) prior to 11:59 p.m., New York, New York time; provided, however, that notwithstanding anything to the contrary contained herein, the Holder shall not have the right to convert any portion of this Note, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates (the “Affiliates”), and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note

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beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1.1, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.1, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding at the time of the respective calculation hereunder. “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof. The limitations contained in this paragraph shall apply to a successor holder of this Note. The number of Conversion Shares (as defined in the Purchase Agreement) (the “Conversion Shares”) to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower or Borrower’s transfer agent by the Holder in accordance with the terms of this Note; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or Borrower’s transfer agent before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

Notwithstanding anything to the contrary herein or in any other Transaction Document, the Holder shall have no right to convert any portion of this Note prior to the Conversion Commencement Date, including following the occurrence of an Event of Default. For the avoidance of doubt, the foregoing restriction shall not limit the Holder’s right to pursue any other remedies expressly provided under this Note or the other Transaction Documents following an Event of Default, other than conversion prior to the Conversion Commencement Date.

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1.2              Conversion Price.

(a)               Calculation of Conversion Price. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder as further described in this Note (the “Conversion Price”) shall equal 90% of the lowest daily VWAP (as defined in this Note) of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Days prior to the respective Conversion Date, subject to adjustment as provided in this Note. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Quotestream or other similar quotation service provider designated by the Holder. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of Conversion Shares issuable upon such conversion to equal the same number of Conversion Shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. If, at the time of a conversion hereunder, there is no effective registration statement registering the resale of the Conversion Shares, or the prospectus contained therein is not available for such resale, then Holder shall be entitled to deduct $1,750.00 from the Conversion Amount in each Notice of Conversion to cover Holder’s fees associated with each such Notice of Conversion. All Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to the immediately preceding sentence shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. “Common Stock Equivalents” means any securities of the Company or the Company’s Subsidiaries (as defined in the Purchase Agreement) which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(b)               Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, including Nasdaq Listing Rule 5635(d) and to Section 1.11, the Company may at any time while this Note is outstanding, with the prior written consent of the Holder, reduce the then applicable Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. For the avoidance of doubt, the Holder shall not be required to effectuate such conversion in the event of any reduction in Conversion Price by the Company.

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1.3              Authorized and Reserved Shares. The Borrower covenants that at all times until the Note is extinguished in the entirety, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the greater of (a) 7,000,000 shares of Common Stock and (b) the number of Conversion Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) at the then applicable Conversion Price multiplied by two and one-half (2.5) (the “Reserved Amount”). The Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Conversion Shares or instructions to have the Conversion Shares issued as contemplated by Section 1.4(f) hereof, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or cause the Company to electronically issue shares of Common Stock to execute and issue the necessary certificates for the Conversion Shares or cause the Conversion Shares to be issued as contemplated by Section 1.4(f) hereof in accordance with the terms and conditions of this Note. The Borrower shall, from time-to-time, increase the authorized number of shares of Common Stock (including by effecting the Authorized Share Increase in accordance with Section 4(t) of the Purchase Agreement) or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Borrower’s obligations under this Section 1.3.

If, at any time, the Borrower does not maintain the Reserved Amount, it will be considered an Event of Default (as defined in this Note) under this Note.

1.4              Method of Conversion.

(a)               [Intentionally Omitted].

(b)               Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Holder shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)               Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

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(d)               Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower or Borrower’s transfer agent from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(f) hereof) within one (1) Trading Day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Principal Amount and interest (including any Default Interest) under this Note, surrender of this Note). If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Deadline a certificate for the number of Conversion Shares to which the Holder is entitled hereunder and register such Conversion Shares on the Company’s share register or to credit the Holder’s balance account with DTC (as defined below) for such number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of this Note (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (i) the Company shall pay in cash to the Holder on each day after the Deadline and during such Conversion Failure an amount equal to 1.0% of the product of (A) the sum of the number of Conversion Shares not issued to the Holder on or prior to the Deadline and to which the Holder is entitled and (B) the closing sale price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Conversion Shares to the Holder without violating this Section 1.4(d); (ii) the Holder, upon written notice to the Company, may void all or any portion of such Notice of Conversion; provided that the voiding of all or any portion of a Notice of Conversion shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice; and (iii) the Holder may by notice to the Company (in lieu of receiving such Conversion Shares subject to such Conversion Failure), require the Company to redeem, in cash, the Conversion Amount in such Conversion Failure at a redemption price equal to such Conversion Amount multiplied by 125%. In addition to the foregoing, if on or prior to the Deadline the Company shall fail to issue and deliver a certificate to the Holder and register such Conversion Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Conversion Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction, stock loan or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion hereunder that the Holder anticipated receiving from the Company, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Conversion Shares) or credit such Holder’s balance account with DTC for such Conversion Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Conversion Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Conversion and ending on the date of such issuance and payment. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of this Note as required pursuant to the terms hereof.

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(e)               Obligation of Borrower to Deliver Common Stock. At the time that the Holder submits the Notice of Conversion to the Borrower or Borrower’s transfer agent, the Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the outstanding Principal Amount and the amount of accrued and unpaid interest (including any Default Interest) under this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(f) hereof) shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is sent to the Borrower or Borrower’s transfer agent before 11:59 p.m., New York, New York time, on such date. In the event the Holder shall elect to convert this Note as provided herein, the Borrower cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless an injunction from a court, on prior notice, enjoining conversion of this Note shall have issued and the Borrower posts a surety bond for the benefit of the Holder in an amount equal to 100% of the Principal Amount of this Note which the Holder has elected to convert, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(f)                Delivery of Conversion Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion hereof, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion hereof to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(g)               Holder’s Option if Borrower Cannot Fully Convert. If, upon the Borrower’s receipt of a Notice of Conversion or as otherwise required under this Note, the Borrower cannot issue Common Stock for any reason, including, without limitation, because the Borrower (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is precluded from issuing Conversion Shares due to the Beneficial Ownership Limitation, or (z) is otherwise prohibited by applicable law or by the rules or regulations of any national securities exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities (including by reason of the Exchange Cap) from issuing all of the shares of Common Stock which are to be issued to the Holder pursuant to this Note, then the Borrower shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to: (i) require the Borrower to prepay that portion of this Note for which the Borrower is unable to issue Common Stock or for which Common Stock were not timely issued

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(the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Borrower is unable to issue multiplied by the higher of (A) the Conversion Price, and (B) the VWAP as of the date of the Notice of Conversion (the “Mandatory Prepayment Price”); (ii) void its Notice of Conversion and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Notice of Conversion (provided that the Holder’s voiding its Notice of Conversion shall not affect the Borrower’s obligations to make any payments which have accrued prior to the date of such notice); or (iii) defer issuance of the applicable Conversion Shares until such time as the Borrower can legally issue such shares; provided that the Principal Amount and any accrued and unpaid interest thereon (if any) underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; and provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two Trading Days’ notice to the Borrower. For the avoidance of doubt, the restriction on conversion prior to the Conversion Commencement Date set forth in Section 1.1 shall not constitute an inability of the Borrower to issue Common Stock for purposes of this Section 1.4(g), and no Notice of Conversion delivered prior to the Conversion Commencement Date shall give rise to any rights under this Section 1.4(g). The Borrower shall immediately send to the Holder, upon receipt of a Notice of Conversion from the Holder, which cannot be fully satisfied as described in this Section 1.4(g), a notice of the Borrower’s inability to fully satisfy the Notice of Conversion (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Borrower is unable to fully satisfy the Holder’s Notice of Conversion; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Borrower of its election pursuant to this Section 1.4(g) by delivering written notice to the Borrower (“Notice in Response to Inability to Convert”). If the Holder shall elect to have its Note prepaid pursuant to clause (i) of this Section 1.4(g), the Borrower shall pay the Mandatory Prepayment Price to the Holder within five (5) Trading Days of the Borrower’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Borrower’s receipt of the Holder’s Notice in Response to Inability to Convert the Borrower has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

1.5              Concerning the Shares. The Conversion Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be the Legal Counsel Opinion (as defined in the Purchase Agreement)) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption, or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate (or book-entry notation) for the Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

The legend set forth above shall be removed and the Company shall issue to the Holder a certificate for the applicable Conversion Shares without such legend upon which it is stamped or (as requested by the Holder) issue the applicable Conversion Shares by electronic delivery by crediting the account of such holder’s broker with DTC, if, unless otherwise required by applicable state securities laws: (a) such Conversion Shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Holder provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 4(l) of the Purchase Agreement) to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Holder with respect to the transfer of Conversion Shares pursuant to an exemption from registration, such as Rule 144, Rule 144A, Regulation S, or other applicable exemption, at the Deadline, notwithstanding that the conditions of Rule 144, Rule 144A, Regulation S, or other applicable exemption, as applicable, have been met, it will be considered an Event of Default under this Note.

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1.6              Effect of Certain Events.

(a)               Effect of Merger, Consolidation, Etc. The Borrower shall not effectuate any Fundamental Transaction (as defined in this Note) or enter into any transaction documents for the effectuation of any Fundamental Transaction unless the Borrower first obtains written consent from the Holder. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in this Note) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization. “Fundamental Transaction” means (A) that the Borrower shall, directly or indirectly, including through Subsidiaries or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Borrower is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, or (iii) make, or allow one or more Persons to make, or allow the Borrower to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender, or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any such Persons making or party to, such purchase, tender, or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Borrower shall, directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, allow any Person or Persons in the aggregate to become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Persons as of the Issue Date calculated as if any shares of Common Stock held by all such Persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Borrower sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other stockholders of the Borrower to surrender their shares of Common Stock without approval of the stockholders of the Borrower, or (C) directly or indirectly,

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including through Subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition, in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction; provided, however, that (1) no Real Estate Transaction or other Permitted Business Transaction (each as defined in the Purchase Agreement) shall constitute a Fundamental Transaction under clause (A)(ii), and (2) clause (B) shall not apply to any Person that, together with its affiliates, was the beneficial owner of more than 50% of such voting power as of the Issue Date (including Forfront Capital, LLC, Stewards International Funds PCC, Stewards Investment Capital Limited and the parties to the Voting Agreement dated August 25, 2025).

(b)               Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein, other than the Exchange Cap set forth in Section 1.11), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effectuate any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, at least thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note), (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b), and (c) the Borrower obtains written consent from the Holder to effectuate the respective Fundamental Transaction. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)               Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

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(d)               Purchase Rights. If, at any time when all or any portion of this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein, other than the Exchange Cap set forth in Section 1.11) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e)               Dilutive Issuance. If the Borrower, at any time while this Note or any amounts due hereunder are outstanding, issues, sells or grants (or has issued, sold or granted as of the Issue Date, as the case may be) any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues (or has sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, shares of Common Stock (including, without limitation, upon conversion of this Note, and any convertible notes or warrants outstanding as of or following the Issue Date), in each or any case at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced, at the option of the Holder, to a price equal to the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or other securities are issued. By way of example, and for the avoidance of doubt, if the Company issues a convertible promissory note (including but not limited to a Variable Rate Transaction (as defined in the Purchase Agreement)), and the holder of such convertible promissory note has the right to convert it into Common Stock at an effective price per share that is lower than the then Conversion Price (including but not limited to a conversion price with a discount that varies with the trading prices of or quotations for the Common Stock), then the Holder has the right to reduce the Conversion Price to such Base Conversion Price (including but not limited to a conversion price with a discount that varies with the trading prices of or quotations for the Common Stock) in perpetuity regardless of whether the holder of such convertible promissory note ever effectuated a conversion at the Base Conversion Price. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 1.6(e) shall be calculated as if all such securities were issued at the initial closing. Notwithstanding the foregoing, no adjustment shall be made under this Section 1.6(e) in respect of (i) the issuance of any Offering Notes, Commitment Shares (as defined in the Purchase Agreement) or Conversion Shares, (ii) any Exempt Transaction (as defined in the Purchase Agreement), (iii) the Planned S-1 Offering (as defined in the Purchase Agreement) or (iv) the Placement Agent Warrants (as defined in the Registration Rights Agreement).

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(f)                Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in Section 1.6 of this Note, the Borrower shall, at its expense and within two (2) Trading Days after the occurrence of each respective adjustment or readjustment of the Conversion Price, compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth (i) the Conversion Price in effect at such time based upon the Dilutive Issuance, (ii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note, (iii) the detailed facts upon which such adjustment or readjustment is based, and (iv) copies of the documentation (including but not limited to relevant transaction documents) that evidences the adjustment or readjustment. In addition, the Borrower shall, within two (2) Trading Days after each written request from the Holder, furnish to such Holder a like certificate setting forth (i) the Conversion Price in effect at such time based upon the Dilutive Issuance, (ii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note, (iii) the detailed facts upon which such adjustment or readjustment is based, and (iv) copies of the documentation (including but not limited to relevant transaction documents) that evidences the adjustment or readjustment. For the avoidance of doubt, each adjustment or readjustment of the Conversion Price as a result of the events described in Section 1.6 of this Note shall occur without any action by the Holder and regardless of whether the Borrower complied with the notification provisions in Section 1.6 of this Note.

1.7              [Intentionally Omitted].

1.8              Status as Shareholder. Upon submission of a Notice of Conversion by the Holder, (i) the Conversion Shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as the Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if the Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Borrower’s failure to convert this Note.

1.9              Prepayment. At any time, the Borrower shall have the right, exercisable on ten (10) Trading Days prior written notice to the Holder of the Note, to prepay the Outstanding Balance of this Note in full, without premium or penalty, in accordance with this Section 1.9. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be ten (10) Trading Days from the date of the Optional Prepayment Notice (the “Optional Prepayment Date”). If the Optional Prepayment Notice is delivered on or after the Conversion Commencement Date, the Holder shall have the right, during the period beginning on the date of Holder’s receipt of the Optional Prepayment Notice and until the Holder’s actual receipt of the full prepayment amount on the Optional Prepayment Date,

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to instead convert all or any portion of the Note pursuant to the terms of this Note, including the amount of this Note to be prepaid by the Borrower in accordance with this Section 1.9. On the Optional Prepayment Date, the Borrower shall make payment of the amounts designated below to or upon the order of the Holder as specified by the Holder in writing to the Borrower. If the Borrower exercises its right to prepay the Note in accordance with this Section 1.9, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of: (w) 100% multiplied by the Principal Amount then outstanding plus (x) 100% multiplied by the accrued and unpaid interest (including the guaranteed interest and any Default Interest) on the Principal Amount to the Optional Prepayment Date; provided, however, that if an Event of Default has occurred and is continuing, the prepayment amount shall equal the Default Amount. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Holder of the Note as provided in this Section 1.9, then the Borrower shall forever forfeit its right to prepay any part of the Note pursuant to this Section 1.9.

1.10          Repayment from Proceeds. (a) So long as any Offering Note (as defined in the Purchase Agreement) (the “Offering Notes”) remains outstanding, if the Company or any of the Company’s Subsidiaries receives gross proceeds from any offering or sale of its equity or equity-linked securities (including upon the exercise of outstanding warrants), including the Planned S-1 Offering (as defined in the Purchase Agreement) and the issuance of securities pursuant to an Equity Line of Credit (as defined in this Note), the Company shall, within one (1) business day of the receipt of such proceeds, inform the Holder of or publicly disclose such receipt, and shall, within one (1) business day of such receipt, apply fifty percent (50%) of such gross proceeds to the repayment of the Outstanding Balance of the Offering Notes, in such order as the Holder directs. (b) In addition, if the Company or any of the Company’s Subsidiaries receives cash proceeds from any sale of assets (including real property) or the issuance or incurrence of any Indebtedness (as defined in this Note), the Company shall, within one (1) business day of such receipt, inform the Holder of or publicly disclose such receipt, following which the Holder shall have the right, in its sole discretion, to require the Company to immediately apply up to twenty-five percent (25%) of such proceeds to repay all or any portion of the Outstanding Balance of the Offering Notes, in such order as the Holder directs. (c) Notwithstanding the foregoing, proceeds from any Exempt Transaction (as defined in the Purchase Agreement) shall be excluded from this Section 1.10 and from all other mandatory repayment and cash sweep provisions of the Transaction Documents; provided that the Planned S-1 Offering shall remain subject to Section 1.10(a), and proceeds of any Ordinary Course Financing Activity (as defined in the Purchase Agreement) in which the Company or any Subsidiary is the obligor shall remain subject to Section 1.10(b). Any repayment pursuant to this Section 1.10 shall be made without premium or penalty. Failure of the Company to comply with this Section 1.10 shall constitute an Event of Default. “Equity Line of Credit” shall mean any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its Common Stock to the investor or underwriter over an agreed period of time and at an agreed price or price formula (such Common Stock must be registered pursuant to a registration statement of the Company for the investor’s or underwriter’s resale).

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1.11          Exchange Cap. Notwithstanding anything to the contrary in this Note or any other Transaction Document, prior to the Stockholder Approval Effective Date (as defined in the Purchase Agreement), the Borrower shall not issue, and the Holder shall not have the right to receive, any shares of Common Stock upon conversion of this Note or any other Offering Note or as Commitment Shares (as defined in the Purchase Agreement) to the extent that, after giving effect thereto, the aggregate number of shares of Common Stock issued pursuant to the Transaction Documents would exceed 45,309,740 shares of Common Stock, representing 19.99% of the shares of Common Stock (and 19.99% of the voting power) outstanding immediately prior to the execution of the Purchase Agreement (as appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction, the “Exchange Cap”), unless the price per share of all such issuances (determined in accordance with Nasdaq Listing Rule 5635(d)) equals or exceeds the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)). The Exchange Cap shall cease to apply from and after the Stockholder Approval Effective Date. Any portion of this Note that cannot be converted by reason of the Exchange Cap shall remain outstanding and payable in accordance with the terms of this Note, and nothing in this Section 1.11 shall limit any Event of Default arising from the failure of the Stockholder Approval Effective Date to occur within the time required by Section 4(t) of the Purchase Agreement.

Article II
ARTICLE II. RANKING AND CERTAIN COVENANTS

2.1              Ranking. This Note shall be a general unsecured obligation of the Borrower, ranking at least pari passu in right of payment with all other existing and future unsecured and unsubordinated Indebtedness of the Borrower, including the other Offering Notes.

2.2              Other Indebtedness. Neither the Borrower nor any of the Borrower’s Subsidiaries shall (directly or indirectly) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder, other than (a) the Offering Notes, (b) Indebtedness existing or committed on the Issue Date and set forth in the Company Information Schedule (as defined in the Purchase Agreement), including any draws under facilities so set forth, (c) Indebtedness incurred in connection with any Exempt Transaction (as defined in the Purchase Agreement), other than any Ordinary Course Financing Activity (as defined in the Purchase Agreement) in which the Borrower or any Subsidiary is the obligor, (d) trade payables and accrued expenses incurred in the ordinary course of business, and (e) any other Indebtedness consented to in writing by the Holder (collectively, “Permitted Indebtedness”). “Indebtedness” shall mean all indebtedness, including but not limited to (a) all indebtedness of the Borrower or Subsidiaries for the deferred purchase price of property or services, including any type of letters of credit, (b) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, all obligations of the Borrower or Subsidiaries evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower or Subsidiaries to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guaranties, endorsements and other contingent obligations in respect of indebtedness of Borrower, Subsidiaries or others, whether or not the same are or should be reflected in the Borrower’s or Subsidiaries’ consolidated balance sheet (or the notes thereto), (e) all guarantee obligations of the Borrower or Subsidiaries in respect of obligations of the kind referred to in clauses (a) through (d) above that the Borrower or Subsidiaries would not be permitted to incur or enter into, and (f) all obligations of the kind referred to in clauses (a) through (e) above that the Borrower or Subsidiaries is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower or Subsidiaries, whether or not the Borrower or Subsidiaries has assumed or become liable for the payment of such obligation.

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2.3              Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any stockholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.4              Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any Indebtedness of Borrower other than (a) the Offering Notes, (b) regularly scheduled payments of principal and interest on Permitted Indebtedness in accordance with its terms, (c) repayments, refinancings or replacements of Indebtedness in connection with any Exempt Transaction, and (d) payments of trade payables and accrued expenses in the ordinary course of business.

2.5              Sale of Assets. So long as the Borrower shall have any obligation under this Note, neither the Borrower nor any of the Borrower’s Subsidiaries shall, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business, other than any Permitted Business Transaction (as defined in the Purchase Agreement). Any consent by the Holder to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.6              Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit, make advances to or enter into any similar transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business (c) in regard to transactions with unaffiliated third parties, not in excess of $100,000, (d) loans, advances or capital contributions to Subsidiaries, including in connection with the PIXL Acquisition (as defined in the Purchase Agreement), or (e) loans, advances and extensions of credit made in the ordinary course of business as part of any Ordinary Course Financing Activity (as defined in the Purchase Agreement). So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, repay any affiliate (as defined in Rule 144) of the Borrower in connection with any indebtedness or accrued amounts owed to any such party. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (as defined in Rule 144) of the Borrower, except in the ordinary course of business or consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

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2.7              Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not, without the Holder’s prior written consent, enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction without the Holder’s prior written consent while this Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of this Note (under Holder's and Borrower's expectation that this amount will tack back to the Issue Date), in addition to all other available remedies at law or in equity.

2.8              Preservation of Business and Existence, etc. Beginning on the Issue Date and continuing for so long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; (c) enter into a Variable Rate Transaction in violation of Section 4(o) of the Purchase Agreement; or (d) enter into any Prohibited Transaction (as defined in this Note); provided, however, that the restrictions in clauses (a), (b) and (d) shall not apply to any Permitted Business Transaction (as defined in the Purchase Agreement). “Prohibited Transaction” shall mean any merchant cash advance transaction, sale of receivables transaction, factoring transaction or any other similar transaction, in each case in which the Borrower or any of its Subsidiaries is the obligor. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.9              Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.10          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note.

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Article III
ARTICLE III. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article III (each, an “Event of Default”) shall occur and be continuing after any applicable cure period on or after the Issue Date:

3.1              Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, or fails to fully comply with Section 1.10 of this Note.

3.2              Conversion and the Shares. The Borrower (i) fails to issue Conversion Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, (iii) fails to reserve the Reserved Amount at all times, (iv) the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) Trading Days after the Holder shall have delivered a Notice of Conversion, and/or (v) fails to remain current in its obligations to its transfer agent (including but not limited to payment obligations to its transfer agent). It shall be an Event of Default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be added to the principal balance of the Note. Notwithstanding anything to the contrary herein, any failure by the Borrower to deliver Conversion Shares on or before the Deadline (as defined in Section 1.4(d)) shall be an Event of Default, without any further notice, grace or cure period (including under Section 3.3).

3.3              Breach of Agreements and Covenants. The Borrower breaches any covenant, agreement, or other term or condition contained in the Purchase Agreement, the Registration Rights Agreement (as defined in the Purchase Agreement) (the “Registration Rights Agreement”), this Note, the Irrevocable Transfer Agent Instructions, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith, in any material respect, and, if such breach is capable of cure, such breach continues uncured for five (5) Trading Days after the earlier of (i) written notice thereof from the Holder and (ii) the date on which the Borrower becomes aware of such breach; provided, however, that no cure period shall apply to any breach of (A) Section 1.3, Section 1.10 or Section 1.11 of this Note, (B) Section 1(e), Section 4(d), Section 4(o), Section 4(p) or Section 4(t) of the Purchase Agreement, or (C) Section 2(a) or Section 2(f) of the Registration Rights Agreement, each of which shall be deemed material. For the avoidance of doubt, the cure period in this Section 3.3 shall not apply to any Event of Default arising under any other Section of this Article III.

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3.4              Breach of Representations and Warranties. Any representation or warranty of the Borrower made in the Purchase Agreement, Registration Rights Agreement, this Note, Irrevocable Transfer Agent Instructions, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made.

3.5              Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6              Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7              Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8              Failure to Comply with the 1934 Act. At any time on or after the Issue Date, the Borrower shall fail to comply with the reporting requirements of the 1934 Act and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act.

3.9              Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10          Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11          Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12          Financial Statement Restatement. Any restatement, occurring on or after the Issue Date, of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date until this Note is no longer outstanding, if the restatement would, by comparison to the unrestated financial statements, have a material adverse effect on the rights of the Holder under this Note or the Purchase Agreement.

3.13          Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

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3.14          Cross-Default. The declaration of an event of default by any lender or other extender of credit to the Company under any notes, loans, agreements or other instruments of the Company evidencing Indebtedness of the Company in an aggregate principal amount of $500,000 or more (including those filed as exhibits to or described in the Company’s filings with the SEC), after the passage of all applicable notice and cure or grace periods. In addition, it shall be an Event of Default if the Borrower or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on $500,000 or more of any Indebtedness or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity.

3.15          Variable Rate Transactions. The Borrower consummates a Variable Rate Transaction at any time on or after the Issue Date in violation of Section 4(o) of the Purchase Agreement.

3.16          Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.17          Unavailability of Rule 144. If, at any time on or after the date that is six (6) calendar months after the Issue Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Common Stock pursuant to Rule 144, and/or (ii) thereupon deposit such shares into the Holder’s brokerage account.

3.18          Delisting, Suspension, or Quotation of Trading of Common Stock. If, at any time on or after the Issue Date, the Borrower’s Common Stock (i) is suspended from trading for more than three (3) consecutive Trading Days, (ii) halted from trading for more than three (3) consecutive Trading Days (other than a market-wide halt), and/or (iii) fails to be quoted or listed on a Principal Market.

3.19          Market Capitalization. The Borrower fails to maintain a daily market capitalization of at least $15,000,000 on any Trading Day, which shall be calculated by multiplying (i) the closing price of the Borrower’s Common Stock on the Trading Day immediately preceding the respective date of calculation by (ii) the total shares of the Borrower’s Common Stock issued and outstanding on the Trading Day immediately preceding the respective date of calculation.

3.20          Registration Statement Failures. The Borrower fails to (i) file a registration statement (the “Registration Statement”) covering the Holder’s resale at prevailing market prices (and not fixed prices) of all of the Conversion Shares under this Note (ignoring any beneficial ownership limitations in this Note) and Commitment Shares (as defined in the Purchase Agreement) (the “Commitment Shares”, and together with the Conversion Shares, the “Registrable Securities”) within thirty (30) calendar days following the Issue Date,

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(ii) cause the aforementioned Registration Statement to become effective within ninety (90) calendar days following the Issue Date, (iii) cause the Registration Statement to remain effective until the Holder no longer owns the Note or any Registrable Securities, (iv) immediately amend the Registration Statement or file a new Registration Statement (and cause such Registration Statement to become effective as soon as possible) covering the Holder’s resale at prevailing market prices (and not fixed prices) of all remaining Registrable Securities (ignoring all beneficial ownership limitations in this Note) each time that there are insufficient shares of Common Stock registered under all prior Registration Statements to cover all of the Registrable Securities (ignoring all beneficial ownership limitations in this Note), or (v) comply with any provision of the Registration Rights Agreement, including but not limited to the requirement to file a registration statement or prospectus supplement in accordance with the Registration Rights Agreement.

3.21          Stockholder Approval. The Stockholder Approval Effective Date (as defined in the Purchase Agreement) shall not have occurred on or before the applicable deadline set forth in Section 4(t) of the Purchase Agreement, the Borrower shall fail to file the Information Statement (each as defined in the Purchase Agreement) within the time periods required by Section 4(t) of the Purchase Agreement, or the Stockholder Written Consent (as defined in the Purchase Agreement) shall be revoked, rescinded or modified or the Borrower shall fail to comply with any deadline relating to the Authorized Share Increase set forth in Section 4(t) of the Purchase Agreement.

3.22          DTC Eligibility. The electronic transfer by the Borrower of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill” which continues for two (2) Trading Days, or the Common Stock is not eligible for the DTC Deposit/Withdrawal at Custodian program.

3.23          Validity of Transaction Documents. Any provision of any Transaction Document (as defined in the Purchase Agreement) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Borrower or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Borrower or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document.

3.24          Rights and Remedies Upon an Event of Default. Upon the occurrence of any Event of Default specified in Section 3.5 or Section 3.7, this Note shall automatically become immediately due and payable, and upon the occurrence and during the continuance of any other Event of Default specified in this Article III, the Holder may, by written notice to the Borrower, declare this Note immediately due and payable, and in either case the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest calculated following the occurrence of the Event of Default after the expiration of any cure period) through the date of full repayment multiplied by 127.5% (collectively the “Default Amount”), as well as all reasonable costs, including, without limitation, reasonable legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower. Subject to Section 1.1 (including the restriction on conversion prior to the Conversion Commencement Date) and Section 1.11, Holder may, in Holder’s sole discretion, convert all or any portion of this Note (including the Default Amount) into Common Stock pursuant to the terms of this Note (for the avoidance of doubt, this shall apply even if such conversion occurs after the Maturity Date). The Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Upon the occurrence of any Event of Default, the Borrower shall, as promptly as possible but in any event within two (2) Trading Days of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of this Article III under which such Event of Default has occurred.

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Article IV
ARTICLE IV. MISCELLANEOUS

4.1              Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2              Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

STEWARDS, INC.
4300 N. University Drive, Suite D-105
Lauderhill, Florida 33351
Attention: Shaun Quin, Chief Executive Officer
e-mail: squin@stewards.com

If to the Holder:

CROM STRUCTURED OPPORTUNITIES FUND I, LP
228 Park Avenue South PMB 57033
New York, NY 10003
e-mail: john@crom-llc.com and liam@crom-llc.com

4.3              Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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4.4              Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower shall not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its “affiliates”, as that term is defined under the 1934 Act, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5              Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees. The Borrower agrees to pay all costs and expenses of Holder in enforcing or exercising its rights under this Note, including, without limitation, reasonable attorneys’ fees and expenses and the fees and expenses of any expert witnesses.

4.6              Arbitration of Claims; Governing Law; Venue; Attorney’s Fees. The Company and Holder shall submit all Claims (as defined in Exhibit D of the Purchase Agreement) (the “Claims”) arising under this Note or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit D of the Purchase Agreement (the “Arbitration Provisions”). The Company and Holder hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the Company and Holder hereto and are severable from all other provisions of this Note. By executing this Note, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that Holder may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company and Holder consent to and expressly agree that the exclusive venue for arbitration of any Claims arising under this Note or any other agreement between the Company and Holder or their respective affiliates (including but not limited to the Transaction Documents (as defined in the Purchase Agreement)) or any Claim relating to the relationship of the Company and Holder or their respective affiliates shall be in Las Vegas, Nevada. Without modifying the Company’s and Holder’s obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Company’s transfer agent and the Company, such litigation specifically includes, without limitation any action between or involving Company and the Company’s transfer agent under the Irrevocable Transfer Agent Instructions (as defined in the Purchase Agreement) or otherwise related to Holder in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Company’s transfer agent from issuing shares of Common Stock to Holder for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Clark County, Nevada or the United States District Court for

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the District of Nevada, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Company’s transfer agent from issuing shares of Common Stock to Holder for any reason) outside of any state court sitting in Clark County, Nevada or the United States District Court for the District of Nevada, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Notwithstanding anything in the foregoing to the contrary, nothing herein (i) shall limit, or shall be deemed or construed to limit, the ability of the Holder to realize on any collateral or any other security, or to enforce a judgment or other court ruling in favor of the Holder, including through a legal action in any court of competent jurisdiction, or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 4.15 of this Note. The Company hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any objection to jurisdiction and venue of any action instituted hereunder, any claim that it is not personally subject to the jurisdiction of any such court, and any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper (including but not limited to based upon forum non conveniens). THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The Company irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Company at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of any provision of this Note in any other jurisdiction.

4.7              Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

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4.8              Purchase Agreement. The Company and the Holder shall be bound by the applicable terms of the Transaction Documents entered into in connection herewith and therewith.

4.9              Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any change in control or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10          Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11          Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

4.12          Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

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4.13          Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.14          Terms of Future Financings. So long as this Note is outstanding, the Holder shall have the most favored nation rights set forth in Section 4(n) of the Purchase Agreement, subject to the exclusions and limitations set forth therein, and any more favorable term that the Holder elects to receive in accordance therewith shall, at the Holder’s option, become a part of this Note and the other Transaction Documents.

4.15          Dispute Resolution.

(a)               In the case of a dispute relating to the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Issue Date, Closing Date, Maturity Date, the closing bid price, or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing) (the “Note Calculations”), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Trading Days following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, submit the dispute to an independent, reputable investment bank or independent, outside accountant selected by the Holder (the “Independent Third Party”), and the Company shall pay all expenses of such Independent Third Party.

(b)               The Holder and the Company shall each deliver to such Independent Third Party (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 4.15(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by second (2nd) business day immediately following the date on which the Holder selected such Independent Third Party (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such Independent Third Party with respect to such dispute and such Independent Third Party shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such Independent Third Party prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such Independent Third Party, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such Independent Third Party in connection with such dispute, other than the Required Dispute Documentation.

(c)               The Company and the Holder shall cause such Independent Third Party to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than five (5) business days immediately following the Dispute Submission Deadline. The fees and expenses of such Independent Third Party shall be borne solely by the Company, and such Independent Third Party’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

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(d)               The Company expressly acknowledges and agrees that (i) this Section 4.15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the Arbitration Act (as defined in Exhibit D to the Purchase Agreement) and that the Holder is authorized to apply for an order to compel arbitration pursuant to NRS 38.221 in order to compel compliance with this Section 4.15, (ii) a dispute relating to the Note Calculations includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 1.6 of this Note, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale, (D) whether an agreement, instrument, security or the like constitutes a Common Stock Equivalent and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected Independent Third Party’s resolution of the applicable dispute, such Independent Third Party shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such Independent Third Party determines are required to be made by such Independent Third Party in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 1.6 of this Note, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale, (D) whether an agreement, instrument, security or the like constitutes a Common Stock Equivalent and (E) whether a Dilutive Issuance occurred) and in resolving such dispute such Independent Third Party shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, and (iv) nothing in this Section 4.15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 4.15).

[signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on October 28, 2026.

STEWARDS, INC. By: /s/ Shaun Quin
Name: Shaun Quin
Title: President and Chief Executive Officer
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